Exhibit 99.1

FOR IMMEDIATE RELEASE

AEGERION PHARMACEUTICALS ANNOUNCES APPOINTMENT

OF PAUL G. THOMAS TO ITS BOARD OF DIRECTORS

Cambridge, MA, July 21, 2011 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders, announced today the appointment of Paul G. Thomas, Founder and Chief Executive Officer of Roka Bioscience, to its Board of Directors, effective August 1, 2011. Mr. Thomas will also serve as a member of the Audit Committee. The Board also announced today the resignation of Michele Ollier as a Director, effective August 1, 2011

Mr. Thomas is the Founder and CEO of Roka Bioscience, a private company developing and marketing molecular assays and instrument systems for microbiological testing. During his tenure at Roka, he led the spinout of Gen-Probe’s technology assets into a new independent company with financial sponsorship from private equity firms including Orbimed Advisors, New Enterprise Associates and TPG Biotech. Prior to founding Roka Bioscience, Thomas was President, CEO and Chairman of LifeCell Corporation, a regenerative medicine company which was acquired by Kinetic Concepts in a $1.8 billion cash transaction in May 2008. Prior to that, Thomas held several positions within OHMEDA PPD (Now Baxter PPD), most recently President and Chief Operating Officer.

“Paul has an extensive background leading biotechnology companies, particularly through a variety of successful financial transactions,” commented David Scheer, Chairman of the Board. “He is a welcome addition to our Board as the Company transitions from development stage into a commercial development company in the near term. We would also like to thank Michele Ollier for her service to Aegerion over the past years. As an original member of the Board, she has been a key contributor in the transition of Aegerion to a successful public company.”

About Aegerion Pharmaceuticals, Inc.

Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR) is an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders. The Company’s lead product, Lomitapide, is in Phase III clinical development. Lomitapide is initially being developed to treat patients with a rare genetic lipid disorder called homozygous familial hypercholesterolemia, or HoFH. The Company also plans to initiate a clinical program for Lomitapide to treat patients with a severe genetic form of hypertriglyceridemia called familial chylomicronemia.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding the ongoing development of the Company’s product candidates and the expected timing of regulatory filings. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our history of operating losses; our potential need for additional capital to fund operations and develop our product candidates; uncertainties associated with the clinical development and associated regulatory filings of our product candidates, including the risk that our regulatory filings may not be accepted by the applicable regulatory authorities or that such acceptance may be delayed, the risk that our product candidates may not be approved for any indication, or if approved, the risk that the finally approved definition of the targeted patient populations for our product candidates may be narrower than we expect; risks associated with undesirable side effects experienced by some patients in clinical trials for our product candidates; risks associated with our lack of sales and marketing experience; the highly competitive industry in which we operate; risks associated with our intellectual property rights and the extent to which such intellectual property rights protect our product candidates; the risk that third parties may allege that we infringe their intellectual property rights or that we have failed to comply with the provisions of our in-license agreements; risks associated with our reliance on third parties, in particular clinical research organizations and contract manufacturers; risks associated with our ability to recruit, hire and retain qualified personnel; risks associated with our reliance on certain key personnel; and risks associated with volatility in our stock price as a newly public company. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosure contained in the Company’s public filings with the Securities and Exchange Commission, including the Company’s final prospectus filed pursuant to Rule 424(b)(4) dated June 23, 2011 under the heading “Risk Factors” and available on the SEC’s website at http://www.sec.gov.

CONTACT:

Aegerion Pharmaceuticals, Inc. Corporate Mark Fitzpatrick, CFO +1 (617) 500-6235	LaVoie Group, Inc. Investors & Media Amanda Murphy +1 (978) 745-4200 x107 amurphy@lavoiegroup.com